               [LOGO OF DOLBY LABORATORIES LICENSING CORPORATION APPEARS HERE]

                                                                         L3D-SCE


                     DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
                             PROFESSIONAL ENCODERS

        HARDWARE, SOURCE CODE, COPYRIGHT, TRADEMARK AND KNOW-HOW LICENSE


                                  AN AGREEMENT
                                  ------------
                                 BY AND BETWEEN
                                 --------------

Dolby Laboratories Licensing Corporation     and Sonic Foundry
(hereinafter called "LICENSOR")                  (hereinafter called "LICENSEE")
of 100 Potrero Avenue                            of 100 South Baldwin Street,
San Francisco, CA 94103-4813                     Suite 204 Madison, WI 53703


Facsimile telephone number of LICENSOR for transmission of quarterly royalty reports (Section 4.05): (415) 863-1373

LICENSOR's bank and account number for wire transfer of royalty payments
     (Section 4.05):

     Bank:            Wells Fargo Bank
     Address:         464 California Street, San Francisco, CA 94104 U.S.A.
     Account Name:    Dolby Laboratories Licensing Corporation
     Account Number:  4001-191451
     ABA Number:      121000248

Identification of bank with respect to whose prime rate interest is calculated on overdue royalties (Section 4.06): Wells Fargo Bank

Address of LICENSEE for communications not otherwise specified (Section 8.04):

SIGNATURES:
----------
On behalf of LICENSOR                              On behalf of LICENSEE

Signature: /s/ Lily S. Cheung                      Signature: /s/ Rimas Buinevicius
          ...................................                ...................................

Name:      Lily S. Cheung                          Name:      RIMAS BUINEVICIUS
          ...................................                ...................................

Title:     Intellectual Property Manager           Title:     CEO
          ...................................                ...................................

Place      San Francisco, California, U.S.A.       Place      SONIC FOUNDRY, INC.
          ...................................                ...................................

Date       July 28, 1997                           Date       6/27/97
          ...................................                ...................................

Witnessed By: /s/ Lara Thompson                    Witnessed By: /s/ Kenneth A. Minor
 ...................................                ...................................

Effective Date of Agreement: July 28, 1997         Initial Payment $40,000

             APPENDIX E - ROYALTY SCHEDULE


ROYALTY PER LICENSED DEVICE:                         $ 65.00

                     DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
                             PROFESSIONAL ENCODERS


                                     INDEX
                                     -----

                                    Preamble

I.   DEFINITIONS

Section 1.01 - "LICENSOR"
Section 1.02 - "LICENSEE"
Section 1.03 - "Dolby Digital AC-3 Audio System Specifications"
Section 1.04 - "Licensed Trademark"
Section 1.05 - "Licensed Device"
Section 1.06 - "Licensed Product"
Section 1.07 - "Licensed Copyrighted Works"
Section 1.08 - "Derivative Works"
Section 1.09 - "LICENSOR Deliverables"
Section 1.10 - "Know-How"
Section 1.11 - "Sensitive Information"
Section 1.12 - Section Deleted
Section 1.13 - "LICENSEE's Trade Name and Trademarks"
Section 1.14 - "Other-Trademark Purchaser"
Section 1.15 - The "Consumer Price Index"
Section 1.16 - The "Effective Date"

II.  LICENSES GRANTED

Section 2.01 - Licenses Granted to LICENSEE
Section 2.02 - Limitation of Licenses Granted

III. OTHER OBLIGATIONS OF LICENSEE AND LICENSOR

Section 3.01 - Use of Licensed Trademarks
SectiOn 3.02 - Ownership of the Licensed Trademarks
Section 3.03 - Maintenance of Trademark Rights
Section 3.04 - Trademark Enforcement
Section 3.05 - Other-Trademark Purchasers
Section 3.06 - Section Deleted
Section 3.07 - Copyright Notice
Section 3.08 - Furnishing of Licensed Copyrighted Works
Section 3.09 - License Notice
Section 3.10 - Furnishing of Know-How
Section 3.11 - Use of Know-How and Sensitive Information
Section 3.12 - Confidential Information

IV.    PAYMENTS

Section 4.01 - Initial Payment
Section 4.02 - Royalties
Section 4.03 - Section Deleted
Section 4.04 - Royalty Applicability
Section 4.05 - Royalty Payments and Statements
Section 4.06 - Section Deleted
Section 4.07 - Books and Records
Section 4.08 - Rights of Inspecting Books and Records

V.     STANDARDS OF MANUFACTURE AND QUALITY

Section 5.01 - Standardization and Quality
Section 5.02 - Right to Inspect Quality

VI.    TERMINATION AND EFFECT OF TERMINATION

Section 6.01 - Expiration of Agreement
Section 6.02 - Termination for Cause
Section 6.03 - Section Deleted
Section 6.04 - Effect of Termination

VII.   LIMITATIONS OF RIGHTS AND AUTHORITY

Section 7.01 - Limitation of Rights
Section 7.02 - Limitation of Authority
Section 7.03 - Disclaimer of Warranties and Liability; Hold Harmless
Section 7.04 - Limitation of Assignment by LICENSEE
Section 7.05 - Compliance with U.S. Export Control Regulations

VIII.  MISCELLANEOUS PROVISIONS

Section 8.01 - Language of Agreement; Language of Notices
Section 8.02 - Stability of Agreement
Section 8.03 - Public Announcements
Section 8.04 - Address of LICENSEE and LICENSOR for all Other Communications
Section 8.05 - Applicable Law
Section 8.06 - Choice of Forum; Attorneys' Fees
Section 8.07 - Construction of Agreement
Section 8.08 - Captions
Section 8.09 - Singular and Plural
Section 8.10 - Complete Agreement
Section 8.11 - Severability
Section 8.12 - Company Representation and Warranty
Section 8.13 - Execution

Appendix A - Appendix Deleted
Appendix B - Dolby Digital AC-3 Audio System
Appendix C - Preliminary Specifications for Dolby Digital AC-3 Encoders Appendix D - Dolby Digital Licensee Information Manual
Appendix E - Royalty Schedule

                    DIGITAL AUDIO SYSTEM LICENSE AGREEMENT



     WHEREAS, LICENSOR is engaged in the field of audio signal processing systems and has developed signal processing systems useful for audio tape recording and playback and for other applications;

     WHEREAS, LICENSOR's signal processing systems have acquired a reputation for excellence and LICENSOR's trademarks have acquired valuable goodwill;

     WHEREAS, LICENSOR has licensed over 160 companies to make, use and sell consumer audio hardware incorporating LICENSOR's noise reduction systems and marked with LICENSOR's trademarks; and

     WHEREAS, LICENSOR has developed the model Dolby Digital AC-3 audio system which uses a new technique for encoding and decoding of audio frequency data in digital form with a substantially reduced bit-rate while maintaining a high quality decoded audio signal;

     WHEREAS, LICENSOR represents and warrants that it has rights to grant licenses under its copyrights, know-how and trademarks;

     WHEREAS, LICENSEE is engaged in the manufacture of equipment for the encoding of entertainment source material into a variety of digitally compressed formats;

     WHEREAS, LICENSEE believes it can develop a substantial demand for equipment marked with LICENSOR's trademarks used to encode audio signals using LICENSOR's model Dolby Digital AC-3 audio system;

     WHEREAS, LICENSEE desires a non-exclusive license to manufacture and sell professional encoding equipment using LICENSOR's model Dolby Digital AC-3 audio system based on LICENSOR's unpublished source code and using LICENSOR's know-how and trade secrets and under LICENSOR's trademarks; and

     WHEREAS, LICENSOR is willing to grant such a license under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, it is agreed by and between LICENSOR and LICENSEE as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


     Section 1.01 - "LICENSOR" means Dolby Laboratories Licensing Corporation, a
     ------------------------
corporation of the State of New York, having a place of business as indicated on the title page of this Agreement, and its successors and assigns.

     Section 1.02 - "LICENSEE" means the corporation identified on the title
     ------------------------
page of this Agreement and any subsidiary thereof of whose ordinary voting shares more than 50% are controlled directly or indirectly by such corporation, but only so long as such control exists.

     Section 1.03 - "Dolby Digital AC-3 Audio System Specification" means the
     --------------------------------------------------------------
specifications for the Dolby Digital AC-3 audio system, comprising the Dolby Digital AC-3 Audio System operating parameters as specified in Appendix B entitled "Dolby Digital AC-3 Audio System," the "Preliminary Specifications for Dolby Digital AC-3 Encoders" as specified in Appendix C, attached hereto and an integral part of this Agreement.

     Section 1.04 - "Licensed Trademark" means one or more of the following: (a)
     ----------------------------------
the word mark "Dolby" (b) the device mark [LOGO] which is also referred to as the 'Double-D' symbol and (c) the term "AC-3".

     Section 1.05 - "Licensed Device" means a digital audio circuit having Dolby
     -------------------------------
Digital AC-3 Audio System Specifications, whether made in discrete component, integrated circuit, or other forms, for encoding one audio channel into a digital AC-3 bitstream. A circuit counts as one "Licensed Device" for each input audio channel it can simultaneously encode.

     Section 1.06 - "Licensed Product" means a complete ready-to-use
     --------------------------------
professional software or hardware package which:

     (1)  contains one or more Licensed Devices;

     (2) is designed to encode one or more audio channels from digital or analog sources into an AC-3 bitstream when running on a suitable hardware platform;

     (3) is sold in conjunction with, or as an encoder product package that has both video and audio encoding capabilities, the video component of which is manufactured by LICENSEE; and

     (4) may have a built in "confidence" audio decoder for checking the encoded bitstream. Such confidence decoder may not include Dolby Pro Logic decoding capability, a noise sequencer, any bass management or level trims. It may not be sold as a stand-alone unit.

     Processors that execute the AC-3 algorithm in Licensed Products must be certified by LICENSOR as adequate to perform the required function. If the Licensed Product is a stand-alone software package, it must be specifically designated for execution on hardware platforms deemed adequate by LICENSOR.

     Section 1.07 - "Licensed Copyrighted Works" shall mean all copyrighted
     -------------------------------------------
works including the AC-3 Source Code, implementing Dolby Digital AC-3 encoder and/or decoder functions both in simulation (C-language) and in real-time (assembly code), owned by DOLBY or owned by others to which DOLBY has the right to sublicense, relating to AC-3 and which are useful for the development, design, manufacture, sale, or use of Licensed Products.

     Section 1.08 - "Derivative Works" - shall mean any derivative works based
     --------------------------------
on any of the Licensed Copyrighted Works (including the AC-3 source code), whether in human readable (C-code), machine language (object code), or any other form.

     Section 1.09 - "LICENSOR Deliverables" shall mean any and all items
     -------------------------------------
delivered by LICENSOR to LICENSEE which enable LICENSEE to design and test Licensed Products, including:

     (1)  Encoder and decoder "C"-language source code of the latest revision,

     (2)  Documentation accompanying said code,

     (3)  Test documentation and test vectors to verify bitstream compliance.

     Section 1.10 - "Know-How" means all proprietary information, trade secrets,
     ------------------------
skills, experience, recorded or unrecorded, accumulated by LICENSOR, from time to time prior to and during the term of this Agreement, or licensable by LICENSOR, relating to the Licensed Products and all designs, drawings, reports, memoranda, blue-prints, specifications and the like, prepared by LICENSOR or by others and licensable by LICENSOR, insofar as LICENSOR deems the same to relate to and be useful for the development, design, manufacture, sale or use of Licensed Products. Know-How does not include Licensed Copyrighted Works, whether or not published.

     Section 1.11 - "Sensitive Information" means non-technical proprietary
     -------------------------------------
information of LICENSOR or LICENSEE, including, without limiting the foregoing, marketing information, product plans, business plans, royalty, and sales information.

     Section 1.12 - Section Deleted
     ------------------------------

     Section 1.13 - "LICENSEE's Trade Name and Trademarks" means any trade
     -----------------------------------------------------
name or trademark used and owned by L1CENSEE.

     Section 1.14 - "Other-Trademark Purchaser" means any customer of LICENSEE
     -----------------------------------------
who, with LICENSEE's knowledge, intends to resell, use or lease the Licensed Products under a trademark other than LICENSEE's Trade Name and Trademarks.

     Section 1.15 - The "Consumer Price Index" means the U.S. City Average
     ----------------------------------------
Index (base of 1982-1984 equal 100) of the Consumer Price Index for All Urban Consumers as published by the Department of Labor, Bureau of Labor Statistics of the United States Government. In the event that said Index ceases to be published under its present name or form or ceases to be published by the same government entity, reference shall be made to the most similar index then available.

     Section 1.16 - The "Effective Date" of this Agreement is the date of
     ----------------------------------
execution hereof by the last party to execute the Agreement, or, if this Agreement requires validation by any governmental or quasi-governmental body, the "Effective Date" is the date of validation of this Agreement.


                                  ARTICLE II

                               LICENSES GRANTED
                               ----------------


     Section 2.01 - Licenses Granted to LICENSEE
     -------------------------------------------

     A.   Hardware.

     LICENSOR hereby grants to LICENSEE:

     a personal, non-transferable, indivisible, and non-exclusive license throughout the world

     (1) to manufacture, market, sell and import Licensed Products subject to the conditions set forth in this Agreement and LICENSEE's performance of its obligations, including the payment of royalties,

     (2) to use the Licensed Know-How and the Licensed Trademarks on Licensed Products and in connection with the advertising and offering for sale of Licensed Products bearing one or more of the Licensed Trademarks subject to the conditions set forth in this Agreement and LICENSEE's performance of its obligations;

     B.   Software:

     LICENSOR hereby grants to LICENSEE:

     a personal, non-transferable, indivisible, and non-exclusive license throughout the world

     (1) to use but not to modify the Licensed Copyrighted Works (including the AC-3 source code) in order to prepare (compile) Derivative Works that comprise or can run on Licensed Products, for processors designated as adequate by LICENSOR.

     (2) to market, sell, distribute, maintain, and support the Derivative Works in object or executable form only, to grant end-user licenses to executable code to use but not to modify executable versions of the Derivative Works in connection with Licensed Products, and to copy the Derivative Works for execution, backup, and archival purposes subject to the conditions set forth in this Agreement and LICENSEE's performance of its obligations, including the payment of royalties.

     Section 2.02 - Limitation of Licenses Granted
     ---------------------------------------------

     Notwithstanding the licenses granted under Section 2.01:

     (1) no license is granted under this Agreement to lease, sell, transfer, or otherwise dispose of any subset or portion of a Licensed Product, partially assembled products, products in kit form, and knocked-down or semi-knocked-down products;

     (2) no license is granted under this Agreement to use any Licensed Trademark in connection with offering for sale or in advertising and/or informational material relating to any Licensed Product which is not marked with the mark specified in Section 3.01(1) of this Agreement;

     (3) no license is granted under this Agreement with respect to the use of any Licensed Trademark on or in connection with products other than Licensed Products;

     (4) no right is granted with respect to LICENSOR's trade name "Dolby Laboratories" except with respect to the use of said tradename on and in connection with Licensed Products for the acknowledgments and notices required herein; and

     (5) no license is granted to sell, distribute, lease, rent or otherwise dispose of Licensed Derivative Works that are not linked to the sale of a specific Licensed Product; and

     (6) no right to grant sublicenses other than end-user licenses specifically allowed under Section 2.01 B. (2) is granted under this Agreement.

                                  ARTICLE III

                OTHER OBLIGATIONS OF THE LICENSOR AND LICENSEE
                ----------------------------------------------


     Section 3.01 - Use of Licensed Trademarks
     -----------------------------------------

     The Licensed Trademarks have acquired a reputation for high quality among professionals and consumers around the world. The performance capability of the Dolby Digital AC-3 audio system is such that LICENSOR is willing, by virtue of this Agreement, to allow the use of the Licensed Trademarks on Licensed Products or on the user interface to Licensed Products and in connection with their advertising and marketing to indicate that the quality of such products conforms with the general reputation for high quality associated with the Licensed Trademarks. LICENSEE's use of the Licensed Trademarks shall be subject to the obligations of this Agreement as well as detailed regulations issued from time to time by LICENSOR. LICENSEE shall comply with the requirements of the body of this Agreement and such additional regulations as LICENSOR may issue and shall ensure that its subsidiaries, agents, distributors, and dealers throughout the world comply with such requirements (in the case of any inconsistencies among the body of this Agreement, the Dolby Digital Licensee Information Manual of Appendix D and any additional regulations, the body of this Agreement shall govern):

     (1) LICENSEE shall prominently mark the Licensed Product or the user interface to the Licensed Product in the following way:


                                 [LOGO] DOLBY
                                 D I G I T A L


     (2) The mark specified in subsection (1) of this Section 3.01, shall also be used at least once in a prominent manner in all advertising and promotions for such Licensed Product; such usages shall be no less prominent and in the same relative size as the most prominent third party other trademark(s) appearing on such Licensed Product or in the advertising and promotion thereof.

     (3) LICENSEE may not use the Licensed Trademarks in advertising and promotion of a product not marked in accordance with subsection (1) of this
Section 3.01.

     (4) In every use of a Licensed Trademark, except on the main control surface of a Licensed Product, LICENSEE shall give notice to the public that such Licensed Trademark is a trademark by using the superscript letters "TM" after the respective trademark, or by use of the trademark registration symbol "(R)" (the capital letter R enclosed in a circle) as a superscript after the respective trademark. LICENSOR shall inform LICENSEE as to which notice form is to be used.

     (5) LICENSEE shall use its best efforts to ensure that the appropriate trademark notices, as set forth in subsection (3) above, appear in advertising for such Licensed Products at the retail level.

     (6) LICENSOR's ownership of Licensed Trademarks shall be indicated whenever used by LICENSEE, whether use is on a product or on descriptive, instructional, advertising, or promotional material, by the most relevant of the following acknowledgments: "'Dolby' is a trademark of Dolby Laboratories", "The 'Double-D' symbol is a trademark of Dolby Laboratories", or "'Dolby' and the 'Double-D' symbol are trademarks of Dolby Laboratories." On Licensed Products such words shall be used on an exposed surface, such as the back or the bottom. LICENSEE shall use its best efforts to ensure that such an acknowledgment appears in advertising at the retail level.

     (7) Licensed Trademarks shall always be used in accordance with established United States practices for the protection of trademark and service mark rights, unless the requirements in the country or jurisdiction in which the product will be sold are more stringent, in which case the practice of such country or jurisdiction shall be followed. In no event shall any Licensed Trademark be used in any way that suggests or connotes that it is a common, descriptive or generic designation. Whenever the word "Dolby" is used, the letter D shall be upper-case. The word "Dolby" shall be used only as an adjective referring to a digital audio product, never as a noun or in any other usage which may contribute to a generic meaning thereof. ln descriptive, instructional, advertising, or promotional material or media relating to Licensed Products, LICENSEE must use the Licensed Trademarks and expressions which include the Licensed Trademark "Dolby" with an appropriate generic or descriptive term (e.g. "Dolby Digital encoder", "Dolby Digital audio circuit", "Dolby AC-3 transmission" etc.), with reference to Licensed Products and their use.

     (8) All uses of the Licensed Trademarks are subject to approval by LICENSOR. LICENSOR reserves the right to require LICENSEE to submit proposed uses to LICENSOR for written approval prior to actual use. Upon request of LICENSOR, LICENSEE shall submit to LICENSOR samples of its own usage of the Licensed Trademarks and usage of the Licensed Trademarks by its subsidiaries, agents, distributors, and dealers.

     (9) Licensed Trademarks shall be used in a manner that distinguishes them from other trademarks, service marks, symbols or trade names, including LICENSEE's Trade Name and Trademarks.

     (10) LICENSEE may not use the Licensed Trademarks on and in connection with products that do not meet LICENSOR's quality standards.

     (11) LICENSEE may not use the Licensed Trademarks on and in connection with products other than Licensed Products.

     Section 3.02 - Ownership of the Licensed Trademarks
     ---------------------------------------------------

     LICENSEE acknowledges the validity and exclusive ownership by LICENSOR of the Licensed Trademarks.

     LICENSEE further acknowledges that it owns no rights in the Licensed Trademarks nor in the tradename "Dolby Laboratories." LICENSEE acknowledges and agrees that all rights that it may accrue in the Licensed Trademarks and in the tradenames "Dolby Laboratories" will inure to the benefit of the owner thereof, LICENSOR or LICENSOR's parent Dolby Laboratories, Inc.

     LICENSEE further agrees that it will not file any application for registration of the Licensed Trademarks or "Dolby Laboratories" in any country, region, or under any arrangement or treaty. LICENSEE also agrees that it will not use nor will it file any application to register in any country, region, or under any arrangement or treaty any mark, symbol or phrase, in any language, which is confusingly similar to the Licensed Trademarks or "Dolby Laboratories"

     Section 3.03 - Maintenance of Trademark Rights
     ----------------------------------------------

     The expense of obtaining and maintaining Licensed Trademark registrations shall be borne by LICENSOR. LICENSOR, as it deems necessary, will advise LICENSEE of the grant of registration of such trademarks. As LICENSOR deems necessary, LICENSEE and LICENSOR will comply with applicable laws and practices of the country of registration, including, without limiting the foregoing, the marking with notice of registration and the recording of LICENSEE as a registered or licensed user of such trademarks. The expense of registering or recording LICENSEE as a registered user or otherwise complying with the laws of any country pertaining to such registration or the recording of trademark agreements shall be borne by LICENSEE. LICENSEE shall advise LICENSOR of all countries where Licensed Products are sold, leased or used.

     Section 3.04 - Trademark Enforcement
     ------------------------------------

     LICENSEE shall immediately inform LICENSOR of all infringements, potential or actual, which may come to its attention, of the Licensed Trademarks. It shall be the exclusive responsibility of LICENSOR, at its own expense, to terminate, compromise, or otherwise act at its discretion with respect to such infringements. LICENSEE agrees to cooperate with LICENSOR by furnishing, without charge, except out-of-pocket expenses, such evidence, documents and testimony as may be required therein.

     Section 3.05 - Other-Trademark Purchasers
     -----------------------------------------

     To the extent only that technical standardization, equipment or signal source interchangeability, product identification and usage of the Licensed Trademarks are affected, the following conditions shall apply if LICENSEE sells or leases Licensed Products on a mass basis to an Other-Trademark Purchaser who does not hold a license with terms and conditions substantially similar to this Agreement. LICENSEE shall inform LICENSOR of the name, place of business, trademarks, and trade names of the Other-Trademark Purchaser before such Other-Trademark Purchaser sells, leases, or uses Licensed Products. LICENSEE shall obtain agreement from such Other-Trademark Purchaser not to modify, install, use, lease, sell, provide written material for or about, advertise, or promote Licensed Products in any way which is in conflict with any provision of this Agreement. It shall be the responsibility of LICENSEE to inform the Other-Trademark Purchaser of the provisions of this Agreement, to notify such Other-Trademark Purchaser that the provisions of this Agreement shall be applicable, through LICENSEE, in the same way as if the Licensed Products were sold by LICENSEE under LlCENSEE's Trade Names and Trademarks, to ensure by all reasonable means that such provisions are adhered to and, if requested by LICENSOR, to provide to LICENSOR samples on a loan basis of the Other-Trademark Purchaser's embodiment of the Licensed Products, as well as copies of such Other-Trademark Purchaser's advertising, public announcements, literature, instruction manuals, and the like.

     Section 3.06 - Section Deleted
     ------------------------------

     Section 3.07 - Copyright Notice
     -------------------------------

          3.07(1) - Where Applied LICENSEE shall apply the copyright notice
          -----------------------
specified in subsection 3.07(2) of this Section 3.07 to all media in which the program is distributed as permitted by this

Agreement, whether as an integral part of a Licensed Product or as a spare part solely for the repair of a Licensed Product.

          3.07(2) - Form of Notice LICENSEE shall apply the following copyright
          ------------------------
notice as required in subsection 3.07(1) of this Section 3.07:

     "This product contains one or more programs protected under international and U.S. copyright laws as unpublished works. They are confidential and proprietary to Dolby Laboratories. Their reproduction or disclosure, in whole or in part, or the production of derivative works therefrom without the express permission of Dolby Laboratories is prohibited. Copyright 1992-1997 by Dolby Laboratories, Inc. All rights reserved."

     Section 3.08 - Furnishing of Licensed Copyrighted Works
     -------------------------------------------------------

     Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE copies of all programs constituting the Copyrighted Works in the form of executable object code (machine readable code). LICENSEE agrees to use such programs only as specifically laid out in this Agreement.

     Upon termination of this Agreement, LICENSEE shall promptly return to LICENSOR, at LICENSEE's expense, all documents and things supplied to LICENSEE as Licensed Copyrighted Works, as well as all copies and reproductions thereof.

     Section 3.09 - License Notice
     -----------------------------

     On all Licensed Products, LICENSEE shall acknowledge that the Licensed Products are manufactured under license from LICENSOR. The following notice shall be used by LICENSEE on an exposed surface, such as the back or the bottom, of all Licensed Products: "Manufactured under license from Dolby Laboratories". Such notice shall also be used in all instruction and servicing manuals.

     Section 3.10 - Furnishing of Licensor Deliverables and Know-How
     ---------------------------------------------------------------

     Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE:

     (1) The Licensor Deliverables, copies of all documents and things comprising the Know-How; and

     (2) when requested by LICENSEE, provide, as LICENSOR deems reasonable, consulting services regarding design considerations and general advice relating to the Licensed Products and the sale and use thereof, for all of which LICENSEE will reimburse LICENSOR for travel and reasonable per diem expenses.

     Section 3.11 - Use of Know-How and Sensitive Information
     --------------------------------------------------------

          3.11(1) - By LICENSEE
          ---------------------

          LICENSEE shall use all Know-How and Sensitive Information obtained heretofore or hereafter from LICENSOR solely for the purpose of manufacturing and selling Licensed Products under this Agreement, shall not use such Know-How or Sensitive Information in an unauthorized way, and shall not divulge such Know-How or Sensitive Information or any portion thereof to third parties, unless such Know-How or Sensitive Information (a) was known to LICENSEE prior to its obtaining the same from LICENSOR; (b) becomes known to LICENSEE from sources other than either directly or indirectly from LICENSOR; or (c) becomes public knowledge other than by breach of this Agreement by LICENSEE or by another licensee of LICENSOR. The obligations of this subsection 3.11(1) shall cease six
(6) years from the date on which such Know-How or Sensitive Information are acquired by LICENSEE from LICENSOR under this Agreement.

     Upon termination of this Agreement, with respect to Know-How or Sensitive Information subject to the obligations of this subsection 3.11(1), LICENSEE shall promptly return to LICENSOR, at LICENSEE's expense, all documents and things supplied to LICENSEE as Know-How, as well as all copies and reproductions thereof.

          3.11(2) - By LICENSOR
          ---------------------

          Except as provided by Article IV of this Agreement, LICENSEE is not obligated to disclose to LICENSOR any information that it deems proprietary or sensitive. Except as provided by Article IV of this Agreement, LICENSOR has no obligation to treat in confidence, nor to restrict, in any way, the use, reproduction, or publication of information obtained from LICENSEE, including, without limiting the foregoing, information obtained by LICENSOR in the course of providing consulting services under Section 3.10(2) of this Agreement and information obtained by LICENSOR in the course of exercising its right to maintain quality control over LICENSEE's Licensed Products under Sections 5.01 and 5.02 of this Agreement.

     Section 3.12 - Confidential Material
     ------------------------------------

     Parts of the Licensor Deliverables are confidential and will be marked as such. Disclosure of these materials to third parties without the advance written permission of Licensor is prohibited. Licensee may reproduce and/or internally disseminate these materials only on a disciplined "as needed" basis to the extent necessary to facilitate development of the Licensed Product, and only among its employees/consultants who have executed confidentiality agreements establishing a duty to maintain the secrecy of Licensor's confidential material, and in no instance among individuals not maintaining a Work Made for Hire Relationship with Licensee. Licensee shall keep a record of each copy made and shall permit Licensor access to said record at times and places as Licensor may reasonably require.



                                  ARTICLE IV

                                   PAYMENTS
                                   --------



     Section 4.01 - Initial Payment
     ------------------------------

     LICENSEE shall pay a premium of One Hundred Thirty Dollars ($130.00) on every Licensed Device used, leased, sold or otherwise disposed of. LICENSEE shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the amount due. The premium is payable each quarter in addition to the normal royalties due on Licensed Devices used, leased, sold, or otherwise disposed of in that quarter, as specified in Section 4.02. The premium is not subject to adjustment according to the change in the U.S. Consumer Price Index. When the total number of Licensed Devices which have been used, leased, sold, or otherwise disposed of by LICENSEE exceeds Three Hundred and Eight (308), the Initial Payment specified on the title page of this agreement shall be paid in full and LICENSEE shall stop paying the premium, but shall continue paying royalties as specified in section 4.02.

     Section 4.02 - Royalties
     ------------------------

     Subject to the provisions of Section 4.05, LICENSEE shall pay to LICENSOR royalties on Licensed Products which are used, sold, leased, or otherwise disposed of by LICENSEE, except for Licensed Products returned to LICENSEE by customers of LICENSEE, other than in exchange for an upgraded product, on which a credit has been allowed by LiCENSEE to said customers. The royalty payable shall be based on the number of Licensed Products, which are used, sold, leased or otherwise disposed of by

LICENSEE in successive calendar quarters from the effective date hereof, as detailed in the schedule given in Appendix E of this Agreement. Subject to the provisions of Section 4.05, LICENSEE shall pay to LICENSOR royalties on Licensed Devices manufactured by or for LICENSEE and incorporated in Licensed Products which are used, sold, leased, or otherwise disposed of by LICENSEE, except for Licensed Devices incorporated in Licensed Products returned to LICENSEE by customers of LICENSEE, other than in exchange for an upgraded product, on which a credit has been allowed by LICENSEE to said customers. The royalty payable shall be based on the number of Licensed Devices, hereinbefore defined, contained in Licensed Products, which are used, sold, leased or otherwise disposed of by LICENSEE in successive calendar quarters from the effective date hereof, based on the schedule given in Appendix E of this Agreement.

          On the Effective Date of this Agreement, and annually thereafter on first day of each calendar year, the rate at which the royalties are calculated shall be adjusted in accordance with the Consumer Price Index. The adjustment shall be made by multiplying the royalties calculated as specified above by the ratio between the Consumer Price Index for the last month of the year preceding the year in which the adjustment takes place and the Consumer Price Index for the month of December 1993. LICENSOR will, during the first quarter of each calendar year, or as soon as such information is known, if later, inform LICENSEE of the adjustment ratio to be applied to royalties due in that year. The first adjustment to royalty rates shall be made in the quarter commencing January 1, 1995.

     Section 4.03 - Section Deleted
     ------------------------------

     Section 4.04 - Royalty Applicability
     ------------------------------------

     A Licensed Product shall be considered sold under Section 4.02 when invoiced, or if not invoiced, delivered to another by LICENSEE or otherwise disposed of or put into use by LICENSEE, except for consignment shipments, which will be considered sold when the payment for such shipments is agreed upon between LICENSEE and customer.

     Section 4.05 - Royalty Payments and Statements
     ----------------------------------------------

     Unless Licensed Products are manufactured for LICENSEE under the provisions of Section 4.03 of this Agreement, LICENSEE shall render statements and royalty payments as follows:

     (1) LICENSEE shall deliver to the address shown on the cover sheet of this Agreement or such place as LICENSOR may from time to time designate, quarterly reports certified by LICENSEE's chief financial officer or the officer's designate within 30 days after each calendar quarter ending with the last day of March, June, September and December. Alternatively, such reports may be delivered by facsimile by transmitting them to LICENSOR's facsimile telephone number shown on the cover sheet of this Agreement or such other number as LICENSOR may from time to time designate. Royalty payments are due for each quarter at the same time as each quarterly report and shall be made by wire transfer in United States funds to LICENSOR's bank as identified on the cover sheet of this Agreement or such other bank as LICENSOR may from time to time designate. LICENSEE shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the royalties due unless such deductions may be offset against LICENSOR's own tax liabilities.

     Each quarterly report shall:

     (a) state the number of each model type of Licensed Products leased, sold, or otherwise disposed of by LICENSEE during the calendar quarter with respect to which the report is due; and

     (b) state the number of Licensed Devices in each model type of Licensed Product; and

     (c) contain such other information and be in such form as LICENSOR or its outside auditors may prescribe.

     (2) Any remittance in excess of royalties due with respect to the calendar quarter for which the report is due shall be applied by LICENSOR to the next payment due.

     (3) LICENSEE's first report shall be for the calendar quarter in which LICENSEE sells its first Licensed Product.

     (4) LICENSEE shall deliver a final report and payment of royalties to LICENSOR certified by LICENSEE's chief financial officer or the officer's designate within 30 days after termination of this Agreement throughout the world. Such a final report shall include a report of all royalties due with respect to Licensed Products not previously reported to LICENSOR. Such final report shall be supplemented at the end of the next and subsequent quarters, in the same manner as provided for during the Life of the Agreement, in the event that LICENSEE learns of any additional royalties due.

     (5) LICENSEE shall pay interest to LICENSOR from the due date to the date payment is made of any overdue royalties or fees, including the Initial Payment, at the rate of 2% above the prime rate as is in effect from time to time at the bank identified on the cover page of this Agreement, or another major bank agreed to by the LICENSOR and LICENSEE in the event that the identified bank should cease to exist, provided however, that if the interest rate thus determined is in excess of rates allowable by any applicable law, the maximum interest rate allowable by such law shall apply.

     Section 4.06 - Section Deleted
     ------------------------------

     Section 4.07 - Books and Records
     --------------------------------

     LICENSEE shall keep complete books and records of all sales, leases, uses, returns, or other disposals by LICENSEE of Licensed Products.

     Section 4.08 - Rights of Inspecting Books and Records
     -----------------------------------------------------

     LICENSOR shall have the right, through a professionally registered accountant at LICENSOR's expense, to inspect, examine and make abstracts of the said books and records insofar as may be necessary to verify the accuracy of the same and of the statements provided for herein but such inspection and examination shall be made during business hours upon reasonable notice and not more often than once per calendar year. LICENSOR agrees not to divulge to third parties any Sensitive Information obtained from the books and records of LICENSEE as a result of such inspection unless such information (a) was known to LICENSOR prior to its acquisition by LICENSOR as a result of such inspection;
(b) becomes known to LICENSOR from sources other than directly or indirectly from LICENSEE; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSOR.


                                   ARTICLE V

                     STANDARDS OF MANUFACTURE AND QUALITY
                     ------------------------------------


     Section 5.01 - Standardization and Quality
     ------------------------------------------

     LICENSEE shall abide by the Dolby Digital AC-3 Audio System Specifications, hereto appended in Appendix C and as modified from time to time by LICENSOR. All Licensed Product types are subject to acceptance testing for bitstream compliance by LICENSOR. All licensed products marked with the Licensed Trademarks must additionally comply with all applicable minimum quality standards issued and modified from time to time by LICENSOR. On all Licensed Products marked with the Licensed Trademarks LICENSEE shall abide by reasonable standards of quality and workmanship. Such quality standards shall apply to all aspects of Licensed Products which influence or reflect upon the audio quality or performance of the Licensed Products as perceived by the end user. LICENSEE shall with respect to all Licensed Products conform to any reasonable new quality standards requirements as specified by LICENSOR within a period of ninety (90) days of such specification in writing.

     Licensed Products shall not be designed, presented or advertised in any way which contributes to confusion of the Dolby Digital AC-3 audio system with any of LICENSOR's other digital audio systems, audio noise reduction or headroom extension systems or LICENSOR's motion picture sound system.

     Section 5.02 - Right to Inspect Quality
     ---------------------------------------

     LICENSEE shall provide LICENSOR with such non-sensitive information concerning Licensed Products as it may reasonably require in performing its right to enforce quality standards under this Agreement. LICENSEE will, upon request, provide on a loan basis to LICENSOR a reasonable number of samples of Licensed Products for testing, together with instruction and service manuals. In the event that LICENSOR shall complain that any Licensed Product does not comply with LICENSOR's quality standards, excepting newly specified standards falling within the ninety (90) day time limit of Section 5.01, it shall promptly so notify LICENSEE by written communication whereupon LICENSEE shall within ninety
(90) days suspend the lease, sale or other disposal of the same.


                                  ARTICLE VI

                     TERMINATION AND EFFECT OF TERMINATION
                     -------------------------------------


     Section 6.01 - Expiration of Agreement
     --------------------------------------

     Unless this Agreement already has been terminated in accordance with the provisions of Section 6.02, this Agreement shall terminate five years from the Effective Date and thereafter is renewable at LICENSEE's request at terms and conditions in force at the time of renewal.

     Section 6.02 - Termination for Cause
     ------------------------------------

     At the option of LICENSOR, in the event that LICENSEE breaches any of its material obligations under this Agreement, subject to the conditions of Section 6.04, this Agreement shall terminate upon LICENSOR's giving sixty (60) days advance notice in writing, effective on dispatch of such notice, of such termination, giving reasons therefor to LICENSEE, provided however, that, if LICENSEE, within the sixty (60) day period, remedies the failure or default upon which such notice is based, then such notice shall not become effective and this Agreement shall continue in full force and effect. Notwithstanding the sixty day cure period provided under the provisions of this Section 6.02, interest due under Section 4.05 shall remain payable and shall not waive, diminish, or otherwise affect any of LICENSOR's rights pursuant to this Section 6.02.

     Section 6.03 - Section Deleted
     ------------------------------

     Section 6.04 - Effect of Termination
     ------------------------------------

     Upon termination of the Agreement, as provided in Sections 6.01 or 6.02, all licenses granted by LICENSOR to LICENSEE under this Agreement shall terminate, all rights LICENSOR granted to LICENSEE shall revest in LICENSOR, and all other rights and obligations of LICENSOR and LICENSEE under this agreement shall terminate except that the following rights and obligations of LICENSOR and LICENSEE shall survive to the extent necessary to permit their complete fulfillment and discharge, with the exception that subsection (8) shall not apply in case of termination under Section 6.01:

     (1) LICENSEE's obligation to deliver a final royalty report and supplements thereto as required by Section 4.05;

     (2) LICENSOR's right to receive and LICENSEE's obligation to pay royalties, under Article IV, including interest on overdue royalties, accrued or accruable for payment at the time of termination and interest on overdue royalties accruing subsequent to termination;

     (3) LICENSEE's obligation to maintain books and records and LICENSOR's right to examine, audit, and copy as provided in Section 4.07;

     (4) any cause of action or claim of LICENSOR accrued or to accrue because of any breach or default by LICENSEE;

     (5) LICENSEE's obligations with respect to Know-How and Sensitive Information under Section 3.11(1) and LICENSOR's obligations with respect to Sensitive Information under Section 4.08;

     (6) LICENSEE's obligations to cooperate with LICENSOR with respect to Trademark enforcement under Section 3.04, with respect to matters arising before termination;

     (7) LICENSEE's and LICENSOR's obligations regarding public announcements under Section 8.03; and

     (8) LICENSEE shall be entitled to fill orders for Licensed Products already received and to make or have made for it and to sell Licensed Products for which commitments to vendors have been made at the time of such termination, subject to payment of applicable royalties thereon and subject to said Licensed

Products meeting LICENSOR's quality standards, provided that LICENSEE promptly advises LICENSOR of such commitment upon termination.

     The portions of the Agreement specifically identified in the sub-parts of this Section shall be construed and interpreted in connection with such other portions of the Agreement as may be required to make them effective.



                                  ARTICLE VII

                      LIMITATIONS OF RIGHTS AND AUTHORITY
                      -----------------------------------


     Section 7.01 - Limitation of Rights
     -----------------------------------

     No right or title whatsoever in the Patent Rights, Know-How, Licensed Copyrighted Works, or the Licensed Trademarks is granted by LICENSOR to LICENSEE or shall be taken or assumed by LICENSEE except as is specifically laid down in this Agreement.

     Section 7.02 - Limitation of Authority
     --------------------------------------

     Neither party shall in any respect whatsoever be taken to be the agent or representative of the other party and neither party shall have any authority to assume any obligation for or to commit the other party in any way.

     Section 7.03 - Disclaimer of Warranties and Liability: Hold Harmless
     --------------------------------------------------------------------

     LICENSOR has provided LICENSEE the rights and privileges contained in this Agreement in good faith. However, nothing contained in this Agreement shall be construed as (1) a warranty or representation by LICENSOR that the Dolby Digital AC-3 Audio System technology, Know-How, Licensed Copyrighted Works, the Licensed Trademarks, or any Licensed Device, Licensed Product, or part thereof embodying any of them will be free from infringement of patents, copyrights, trademarks, service marks, or other proprietary rights of third parties; or (2) an agreement to defend LICENSEE against actions or suits of any nature brought by any third parties.

     LICENSOR disclaims all liability and responsibility for property damage, personal injury, and consequential damages, whether or not foreseeable, that may result from the manufacture, use, lease, or sale of Licensed Products and parts thereof, and LICENSEE agrees to assume all liability and responsibility for all such damage and injury.

     LICENSEE agrees to indemnify, defend, and hold LICENSOR harmless from and against all claims (including, without limitation, product liability claims), suits, losses and damages including reasonable attorneys' fees and any other expenses incurred in investigation and defense, arising out of LICENSEE's manufacture, use, lease, or sale of Licensed Products, or out of any allegedly unauthorized use of any trademark, service mark, patent, copyright, process, idea, method, or device (excepting Licensed Trademarks) by LICENSEE or those acting under its apparent or actual authority.

     Section 7.04 - Limitation of Assignment by LICENSEE
     ---------------------------------------------------

     The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it either in part or in whole without prior written consent of LICENSOR. However, LICENSEE shall have the right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall first have agreed with LICENSOR to perform the transferring party's obligations and duties hereunder.

     Section 7.05 - Compliance with U.S. Export Control Regulations
     --------------------------------------------------------------

     (1) LICENSE agrees not to export any technical data acquired from LICENSOR under this Agreement, nor the direct product thereof, either directly or indirectly, to any country in contravention of United States law.

     (2) Nothing in this Agreement shall be construed as requiring LICENSOR to export from the United States, directly or indirectly, any technical data or any commodities to any country in contravention of United States law.


                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     Section 8.01 - Language of Agreement: Language of Notices
     ---------------------------------------------------------

     The language of this Agreement is English. If translated into another language, this English version of the Agreement shall be controlling. Except as may be agreed by LICENSOR and LICENSEE, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be written in the English language.

    Section 8.02 - Stability of Agreement
    -------------------------------------

    No provision of this Agreement shall be deemed modified by any acts of LICENSOR, its agents or employees or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by LICENSOR and LICENSEE. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

    Section 8.03 - Public Announcements
    -----------------------------------

    Neither party shall at any time heretofore or hereafter publicly state or imply that the terms specified herein or the relationships between LICENSOR and LICENSEE are in any way different from those specifically laid down in this Agreement. LICENSEE shall not at any time publicly state or imply that any unlicensed products use the Dolby Digital AC-3 Audio System Specifications. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all publicity and promotional material relating to this Agreement, the Dolby Digital AC-3 Audio System Specifications, or the Licensed Trademarks.

    Section 8.04 - Address of LICENSOR and LICENSEE for all Other Communications
    ----------------------------------------------------------------------------

    Except as otherwise specified in this Agreement, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be in writing, signed by an officer of LICENSEE or LICENSOR, respectively, and sent postage or shipping charges prepaid by certified or registered mail, return receipt requested showing to whom, when and where delivered, or by Express mail, or by a secure overnight or one-day delivery service that provides proof and date of delivery, or by facsimile, properly addressed or transmitted to LICENSEE or LICENSOR, respectively, at the address or facsimile number set forth on the cover page of this Agreement or to such other address or facsimile number as may from time to time be designated by either party to the other in writing. Wire payments from LICENSEE to LICENSOR shall be made to the bank and account of LICENSOR as set forth on the cover page of this agreement or to such other bank and account as LICENSOR may from time to time designate in writing to LICENSEE.

    Section 8.05 - Applicable Law
    -----------------------------

    This Agreement shall be construed in accordance with the substantive laws, but not the choice of law rules, of the State of California.

     Section 8.06 - Choice of Forum; Attorneys' Fees
     -----------------------------------------------

     To the full extent permitted by law, LICENSOR and LICENSEE agree that their choice of forum, in the event that any dispute arising under this agreement is not resolved by mutual agreement, shall be the United States Courts in the State of California and the State Courts of the State of California.

     In the event that any action is brought for any breach or default of any of the terms of this Agreement or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in that action or any appeal therefrom, including without limitation, all attorneys' fees and costs actually incurred.

     Section 8.07 - Construction of Agreement
     ----------------------------------------

     This Agreement shall not be construed for or against any party based on any rule of construction concerning who prepared the Agreement or otherwise.

     Section 8.08 - Captions
     -----------------------

     Titles and captions in this Agreement are for convenient reference only and shall not be considered in construing the intent, meaning, or scope of the Agreement or any portion thereof.

     Section 8.09 - Singular and Plural
     ----------------------------------

     Throughout this Agreement, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

     Section 8.10 - Complete Agreement
     ---------------------------------

     This Agreement contains the entire agreement and understanding between LICENSOR and LICENSEE and merges all prior or contemporaneous oral or written communication between them. Neither LICENSOR nor LICENSEE now is, or shall hereafter be, in any way bound by any prior, contemporaneous or subsequent oral or written communication except insofar as the same is expressly set forth in this Agreement or in a subsequent written agreement duly executed by both LICENSOR and LICENSEE.

   Section 8.11 - Severability
   ---------------------------

   Should any portion of this Agreement be declared null and void by operation of law, or otherwise, the remainder of this Agreement shall remain in full force and effect.

     Section 8.12 - Company Representation and Warranty
     --------------------------------------------------

     LICENSEE represents and warrants to LICENSOR that it is not a party to any agreement, and is not subject to any statutory or other obligation or restriction, which might prevent or restrict it from performing all of its obligations and undertakings under this License Agreement, and that the execution and delivery of this Agreement and the performance by LICENSEE of its obligations hereunder have been authorized by all necessary action, corporate or otherwise.

     Section 8.13 - Execution
     ------------------------

     IN WITNESS WHEREOF, the said LICENSOR has caused this Agreement to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized and the said LICENSEE has caused the same to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized, in duplicate original copies, as of the date set forth on said cover page.

                         APPENDIX A - APPENDIX DELETED

                APPENDIX B - "DOLBY DIGITAL AC-3 AUDIO SYSTEM"


Compliance with the algorithm description and operating parameters as specified in ATSC document A/52, the "Dolby Digital Licensee Information Manual", the "Software Interface Protocol" issued by Dolby and any further reasonable specifications and requirements as DOLBY may issue from time to time.

    APPENDIX C - PRELIMINARY SPECIFICATIONS FOR DOLBY DIGITAL AC-3 ENCODERS



Dolby Digital AC-3 audio system encoding equipment shall comply with the following audio specifications in production (when measured through a standard decoder);

          Audio data rate for two channels:       192 kb/sec

          Frequency Response:                     20 Hz - 20 kHz+/-0.2 dB

          Dynamic Range:                          Greater than 85 dB

          Distortion:                             Less than 0.1% at 1 kHz
                                                  Less than 0.5%, 20 Hz - 20 kHz

          Crosstalk:                              Less than -80 dB

          Level Stability:                        Better than 0.2 dB

            APPENDIX D - DOLBY DIGITAL LICENSEE INFORMATION MANUAL